EXHIBIT 99.3

Parscale Creative, Inc.

Abbreviated Financial Statements

For the six months ended June 30, 2017 and June 30, 2016

Parscale Creative, Inc.

Abbreviated Statements of Assets Acquired and Liabilities Assumed

(unaudited)

	June 30, 2017	June 30, 2016
Assets
Cash	$200,000	$200,000
Total assets acquired	200,000	200,000

Liabilities
Customer Deposits	684,928	939,657
Deferred Revenue	44,413	88,824
Total liabilities assumed	729,341	1,028,481

Net liabilities assumed	$529,341	$828,481

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Parscale Creative, Inc.

Abbreviated Statements of Revenues and Direct Expenses

(unaudited)

	For the six months ended
	June 30, 2017	June 30, 2016

Revenues	$2,477,475	$1,868,462

Direct expenses:
Project costs	826,855	977,842
Operating expenses	1,874,771	1,399,710
Total direct expenses	2,701,626	2,377,552

Revenues in excess of direct expenses / (Direct expenses in excess of revenues)	$(224,151)	$509,090

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Parscale Creative, Inc.

Notes to Abbreviated Financial Statements

For the six months ended June 30, 2017 and June 30, 2016

1.	BACKGROUND

Organization

Parscale Creative, Inc. (the “Company”, “we”, “our”) is a Nevada corporation, which was established on July 28, 2017. Prior to July 28, 2017, the clients of the Company were supported through Giles-Parscale, LLC, a Texas limited liability company (“Giles-Parscale”), mutually owned by Brad Parscale and Jill Giles.

Line of Business

The Company is a provider of digital advertising, website development, creative services and account management to small and medium size companies, primarily located in the San Antonio, TX area.

Agreement and Plan of Merger

On August 1, 2017, CloudCommerce, Inc., a Nevada corporation (“CloudCommerce”), entered into an Agreement and Plan of Merger (the “Plan of Merger”) with Parscale Creative, Inc., a Nevada corporation (“Parscale”), Bradley Parscale (the “Parscale Shareholder”), and Parscale Digital, Inc., a newly formed Nevada corporation and wholly owned subsidiary of the CloudCommerce (“Merger Sub”) pursuant to which Parscale merged with and into Merger Sub (the “Merger”). Pursuant to the terms of the Plan of Merger, the Parscale Shareholder received ninety thousand (90,000) shares (the “Stock Consideration”) of the CloudCommerce’s newly designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”), with a stated value of $100 per share, in exchange for the cancellation of his stockholding in Parscale. The Articles of Merger were filed with the Secretary of State of the State of Nevada on August 1, 2017 (the “Effective Time”) and at that time, the separate legal existence of Parscale ceased, and Merger Sub became the surviving company in the Merger and shall continue its corporate existence under the laws of the State of Nevada under the name “Parscale Digital, Inc.”

At the Effective Time of the Merger, automatically by virtue of the Merger, each share of Parscale that was issued and outstanding immediately prior to the Effective Time was converted, on a prorata basis, into validly issued, fully paid and nonassessable shares of Series D Preferred Stock representing their pro rata interest in Parscale and the Stock Consideration.

2.	BASIS OF PRESENTATION

The accompanying abbreviated financial statement of Parscale Creative, Inc. include statements of assets acquired and liabilities assumed, as well as statements of revenue and direct expenses are based upon the Agreement and relief from SEC Rule 3-05, Significant Acquisition Carveout Financial Statement Reporting Requirement and have been prepared in accordance with a pre-clearance letter obtained by CloudCommerce from the Securities and Exchange Commission. The statement of assets acquired and liabilities assumed only presents the assets acquired and liabilities assumed in accordance with the agreement. Prior to the date of the Effective Time of the acquisition, the assets and liabilities of the Company were assets of a larger entity (Giles-Parscale), which split into three segments. Pursuant to the Plan of Merger, the CloudCommerce acquired 100% of the assets and liabilities in one of the segments, which included a small amount of cash, deferred revenue and customer deposits, and revenue and expenses related to certain client contracts. These abbreviated financial statements, as of and for the years ended December 31, 2016 and 2015, are not intended to present a complete view of Parscale Creative, prior to the acquisition, including balance sheets, income statements, statements of cash flows, and statements of stockholders’ equity, in conformity with generally accepted accounting principles. In addition, the financial statements do not necessarily represent the assets, liabilities, revenue and expenses of the Company had it been operated as a separate independent business, and therefore may not be indicative of the financial position and financial performance that would have been achieved if operated as an independent entity or of future result of the Company.

The Financial Statements were derived from the historical accounting records of Giles-Parscale and were prepared in accordance with the basis of accounting described in these Notes, which is in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). It is impracticable to prepare complete financial statements related to Parscale Creative as Giles-Parscale never accounted for Parscale Creative on a stand-alone basis or as a separate division or subsidiary. Giles-Parscale never prepared

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Parscale Creative, Inc.

Notes to Abbreviated Financial Statements

For the six months ended June 30, 2017 and June 30, 2016

full standalone or full carve-out financial statements for Parscale Creative and has never maintained the distinct and separate books and records necessary to prepare full stand-alone financial statements.

The operations of Parscale Creative rely, to varying degrees, on Giles-Parscale for marketing, sales order processing, billing, collection, customer service, information technology, insurance, human resources, accounting, regulatory, treasury, and legal support, and such expenses have been allocated to Parscale Creative in these financial statements. These Financial Statements may not be indicative of the financial condition or results of operations of Parscale Creative on a stand-alone basis, because of the reliance of Parscale Creative on Giles-Parscale.

The statement of revenues and direct expenses does not include a provision for income taxes as Parscale Creative never functioned on a stand-alone basis; accordingly, no allocation of income taxes has been made to Parscale Creative.

During the fiscal years ended December 31, 2016 and 2015, Parscale Creative did not have any stand-alone financing requirements, and any cash generated was swept to Giles-Parscale. As Parscale Creative has historically been managed as part of the operations of Giles-Parscale and has not been operated on a stand-alone basis, it is not practical to prepare historical cash flow information regarding Parscale Creative’s operating, investing, and financing cash flows. As such, a statement of cash flows was not prepared.

3.	CERTAIN EXPENSES AND ALLOCATION

Cost of sales primarily includes all costs incurred by the Company solely dedicated to the services of Parscale Creative. Selling, marketing, general and administrative costs include certain advertising costs, shipping and handling costs, and allocated expenses primarily related to cost of labor, costs of outside services and various other costs. Costs associated with advertising, selling, and marketing, general and administrative are expensed in the year incurred. Certain costs and expenses have been allocated by Giles-Parscale on a specific identification basis.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of these Financial Statements in conformity with accounting principles generally accepted in U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported. The estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain. The estimation process required to prepare the Financial Statements, including but not limited to, allocations of costs and expenses from the Parent, and accounting for deductions from revenue (e.g., rebates, sales discounts, allowances and incentives). Actual results may or may not differ from these estimates. Also, as discussed in note 3, these Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if Parscale had been operated on a stand-alone basis.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue recognition

The Company recognizes income when the service is provided or when product is delivered. We present revenue, net of customer incentives. Most of the income is generated from digital advertising, website development, creative services and account management fees.

We provide online marketing services that we purchase from third parties. The gross revenue presented in the statement of revenues and direct expenses is in accordance with ASC 605-45.

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Parscale Creative, Inc.

Notes to Abbreviated Financial Statements

For the six months ended June 30, 2017 and June 30, 2016

We fulfill projects involving multiple deliverables, which may constitute a separate unit of accounting in accordance with ASC 605-25, which are recognized as the work is performed.

Upfront fees for our services are deferred until certain implementation or contractual milestones have been achieved. The deferred revenue as of June 30, 2017 and 2016 was $44,413 and $88,824, respectively.

Return policy

On all service offerings there are no returns.

Direct Expenses

Refer to footnote 3 for a description of other costs and expenses and related accounting policies.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were $0 for the six months ended June 30, 2017 and 2016.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising costs were $0 and $2,901 for the six months ended June 30, 2017 and 2016, respectively.

Fair value of financial instruments

The Company’s financial instruments, including cash and cash equivalents and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Concentrations of Business and Credit Risk

The Company operates in a single industry segment. The Company markets its services to companies and individuals in many industries and geographic locations. The Company’s operations are subject to rapid technological advancement and intense competition in the digital advertising and website development industry. The Company typically offers its customers credit terms. The Company makes periodic evaluations of the credit worthiness of its enterprise customers and other than obtaining deposits pursuant to its policies, it generally does not require collateral. In the event of nonpayment, the Company has the ability to terminate services.

Customer Deposits and Deferred Revenue

Prior to beginning a project, it is customary for the Company to collect a deposit from the client. These deposits are recorded in a liability account until work is performed on the project and an invoice is generated. The deposit reduces the amount invoiced to the client, until the entire deposit is extinguished. After the client deposit is extinguished, the Company invoices the client for all additional work, and collects payments based on our accounts receivable policies.

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Parscale Creative, Inc.

Notes to Abbreviated Financial Statements

For the six months ended June 30, 2017 and June 30, 2016

Recent Accounting Pronouncements

Management reviewed accounting pronouncements issued during the periods ended June 30, 2017 and 2016, and no pronouncements were adopted.

Management reviewed the following accounting pronouncement related to a future period:

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The standard is effective for annual periods beginning after December 15, 2017, and interim periods therein. The Company follows paragraph 606 of the FASB Accounting Standards Codification for revenue recognition and ASU 2014-09, adopting the pronouncements on January 1, 2018. The company considers revenue realized or realizable and earned when services are performed to such a degree that the performed service is delivered or deliverable to the client, or when a tangible item, such as interior décor or signage, is delivered to the client. Since the Company was already recognizing revenue in a manner consistent with paragraph 606 of the FASB Accounting Standards Codification, there was no material impact on prior year results.

ASU 2014-09 supersedes existing guidance on revenue recognition with a five-step model for recognizing and measuring revenue from contracts with customers. The objective of the new standard is to provide a single, comprehensive revenue recognition model for all contracts with customers to improve comparability within industries, across industries, and across capital markets. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The guidance also requires a number of disclosures regarding the nature, amount, timing, and uncertainty of revenue and the related cash flows. The guidance can be applied retrospectively to each prior reporting period presented (full retrospective method) or retrospectively with a cumulative effect adjustment to retained earnings for initial application of the guidance at the date of initial adoption (modified retrospective method). The Company adopted the new standard effective January 1, 2018 using the modified retrospective method applied to those contracts that were not completed or substantially completed as of January 1, 2018. The timing and measurement of revenue recognition under the new standard is not materially different than under the old standard. The adoption of the new standard did not have an impact on the Company’s Condensed Consolidated Financial Statements.

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its Condensed Consolidated Financial Statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). Under ASU 2016-02, lessees will need to recognize a right-of-use asset and a lease liability for all of their leases, other than those that meet the definition of a short-term lease. For income statement purposes, leases must be classified as either operating or finance. Operating leases will result in straight-line expense, similar to current operating leases, while finance leases will result in a front-loaded pattern, similar to current capital leases. ASU 2016-02 becomes effective for the fiscal year ended December 31, 2018. We are currently evaluating the impact it will have on our Consolidated Financial Statements.

5.	RELATED PARTIES

The Company had no related party transactions.

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Parscale Creative, Inc.

Notes to Abbreviated Financial Statements

For the six months ended June 30, 2017 and June 30, 2016

6.	CONCENTRATIONS

For the six months ended June 30, 2017 and 2016, the Company had three and one major clients who represented approximately 25% and 27% of total revenues, respectively.

7.	COMMITMENTS AND CONTINGENCIES

Operating Leases

At the time of the acquisition, the Company was not bound by any operating leases.

Legal Matters

The Company may be involved in legal actions and claims arising in the ordinary course of business, from time to time, none of which at the time are considered to be material to the Company’s business or financial condition.

8.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to ASC TOPIC 855 as of the date of the financial statements and has determined that no subsequent event is reportable.

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